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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-00093) of our report dated October 20, 1995, except for Note 12, which is as of December 14, 1995, appearing on page 21 of SEEQ Technology Incorporated's Annual Report on Form 10-K/A for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

San Jose, California

May 20, 1996